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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 8, 2001
                               (JANUARY 5, 2001)


                               HEALTHSTREAM, INC.
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             (Exact name of registrant as specified in its charter)


              TENNESSEE                                      001-8833                 62-1443555
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(State or other jurisdiction of incorporation)      (Commission File Number)       (I.R.S. Employer
                                                                                  Identification No.)
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         209 10th Avenue South, Suite 450
               Nashville, Tennessee                              37203
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     (Address of principal executive offices)                  (Zip Code)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (615) 301-3100


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)






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Item 5. Other Events

HealthStream, Inc. announced that the Company has entered into a binding Letter of Understanding with WebMD that terminates the prior agreements and sets forth a new business arrangement. Under the new, non-exclusive three-year arrangement, HealthStream will be a "preferred provider" of continuing medical education, continuing education and board preparation courses for WedMD's professional portal.

Under the new arrangement, financial consideration will be based entirely on revenues generated from the sale of HealthStream's services to WebMD's professional portal customers.

The lock-up agreement related to WebMD's 1.1 million shares of HealthStream common stock that were purchased in a private offering concurrent with the HealthStream initial public offering has been terminated and HealthStream has given WebMD the right to sell all but not less than all of these shares to HealthStream at any time through March 30, 2001. The purchase price will be determined based on the average closing price for the 15 trading days prior to the date of exercise, provided the purchase price may not be less than $1.00 nor more than $2.00 per share.

The new agreement has a three-year term beginning January 5, 2001 whereas the previous agreement, which was entered into on February 29, 2000, had a five-year term.

During the quarter ended March 31, 2001, HealthStream will recognize a gain on termination of the prior WebMD agreement. This gain represents the reversal of the scheduled $1.5 million fixed payment, which was accrued during the quarter ended September 30, 2000, and will be reduced by the fair value of the right granted to WebMD to cause HealthStream to purchase the 1.1 million shares of HealthStream common stock held by WebMD. If HealthStream repurchases the shares at a price of $1.00 per share and the 15 trading day average is less than $1.00 per share, HealthStream will further reduce the gain by such difference. In any event, HealthStream will not recognize a loss on this termination. A repurchase of the shares will result in a share for share reduction in HealthStream's shares outstanding.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHSTREAM, INC.

                                         By:  /s/ Arthur E. Newman
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                                              Arthur E. Newman
                                              Chief Financial Officer
                                              January 8, 2001






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